1 AMERICAN COASTAL INSURANCE CORPORATION CODE OF CONDUCT AND ETHICS As Amended and Restated November 9, 20201 OVERVIEW This Code of Conduct and Ethics (this “Code”) sets forth the guiding principles by which we operate our company and conduct our daily business with our stockholders, customers, vendors and with each other. These principles apply to all of the directors, officers and employees of American Coastal Insurance Corporation and its subsidiaries (referred to in this Code as the “Company”). The purpose of this Code is to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in our Securities and Exchange Commission reports and other public communications, (iii) compliance with applicable laws, rules and regulations, (iv) prompt internal reporting of violations of this Code to appropriate persons identified in this Code and (v) accountability for adherence to this Code. PRINCIPLES Complying with Laws, Regulations, Policies and Procedures All directors, officers and employees of the Company are expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to them in their positions with the Company. Employees are responsible for talking to their supervisors to determine which laws, regulations and Company policies apply to their position and what training is necessary to understand and comply with them. Supervisors are provided with specific policies and procedures applicable to persons they supervise. Conflicts of Interest All directors, officers and employees of the Company should be scrupulous in avoiding any action or interest that conflicts with, or gives the appearance of a conflict with, the Company’s interests. A “conflict of interest” may arise whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest may also arise when a director, officer or employee or a member of his or her family receives improper personal benefits as a result of his or her position with the Company, whether from a third party or from the Company. Company employees are encouraged to utilize the Company’s products and services, but this should be done on an arm’s length basis and in compliance with applicable law. The Company interprets the phrase “member of his or her family” broadly to include at least a director’s, officer’s or employee’s spouse, child, spouse of a child, parent, in law, sibling, dependent or an adult sharing the individual’s residence. 1 The legal name of the Company was changed effective July 10, 2023.

2 Conflicts of interest may not always be clear-cut, so if a question arises, a director, officer or employee should consult with higher levels of management, the Board of Directors or General Counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel as described in the preceding sentence. Corporate Opportunity Directors, officers and employees are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) subject to pre-existing fiduciary obligations, competing with the Company. Directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Confidentiality Directors, officers and employees must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers. Confidential information includes, but is not limited to, all non-public information that might be material to investors or of use to competitors of the Company or harmful to the Company or its customers or employees if disclosed (collectively, “Confidential Information”). You must not use Confidential Information for other than Company purposes, either during or after employment with the Company, nor should you disclose such information to unauthorized employees or third parties such as customers, clients or outside contractors without prior approval from the Legal Department, except as required by laws, regulations or legal proceedings. You also must refrain from improperly using Confidential Information of your former employer or of third parties doing business with the Company, such as suppliers, customers or entities involved in the Company’s negotiation of contracts, mergers, acquisitions or other business transactions. As stated above, the obligation to treat information as confidential does not end when an individual leaves the Company. Upon separation from the Company, everything that belongs to the Company, including all documents and other materials containing Confidential Information, must be returned. Confidential Information shall remain at all times the property of the Company. You should address any questions concerning whether something is Confidential Information to the Legal Department. If you are uncertain whether something is Confidential Information you should treat it as Confidential Information until you receive clarification from the Company that it is not Confidential Information. Fair Dealing We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing or utilizing trade secret information that was obtained without the owner’s consent or inducing such disclosures by past or present employees of other companies is prohibited.

3 Each director, officer and employee is expected to deal fairly with the Company’s customers, suppliers, competitors, officers and employees. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing. Protection and Proper Use of the Company Assets All directors, officers and employees should protect the Company’s assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes. Directors, officers and employees are prohibited from the unauthorized use of the Company’s computers or other Company assets, including Confidential Information. If you learn of a theft, fraud, embezzlement or misappropriation of Company property or resources, you must immediately report it to your supervisor or the Legal Department. The Company’s computer and communication resources, including computers, voicemail and e- mail, provide substantial benefits, but they also present significant security and liability risks to individuals and the Company. It is extremely important that employees, officers and directors take all necessary measures to secure their computer and any computer or voicemail passwords. All sensitive, confidential or restricted electronic information must be password protected, and, if sent across the Internet, must be protected by Company-approved encryption software. All directors, officers and employees are expected to comply with the Company’s Computer and Technology Acceptable Use Policy. Public Company Reporting As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with the Company, an employee, officer or director may be called upon to provide necessary information to assure that the Company’s reports filed with regulators and other public communications are complete, fair, accurate and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements. Labor and Employment Law All employees must comply with applicable laws concerning labor and employment, and in addition, comply with the Company’s goals of assuring equal employment opportunities for all individuals in connection with hiring, training, promotion, employee benefits, employee discipline and discharge, compensation, and all other terms and conditions of employment. The Company has established policies and procedures to ensure compliance with applicable labor and employment laws and these goals, including but not limited to, an equal employment opportunity policy and a policy to prevent harassment and discrimination. Equal Employment Opportunity, Harassment and Discrimination The Company is committed to providing equal employment opportunities. The Company is also committed to providing a work environment where all employees can work alongside one another comfortably and productively. The Company prohibits harassment or discrimination based on an individual’s race, religion, color, national origin, physical or mental disability, military/veteran status, age, sex, sexual orientation, or other characteristics protected by applicable laws. This non-

4 discrimination policy governs all aspects of employment including hiring, training, promotions, employee benefits, employee discipline and discharge, compensation, and all other terms and conditions of employment. The Company does not tolerate unwelcome conduct that creates an intimidating, hostile or offensive working environment. Making unwelcome sexual advances to a co-worker is unacceptable. It is your responsibility to maintain an environment free from this type of behavior. If you believe that you have been subjected to conduct that violates Company policies, you should report those to your supervisor or the Legal Department. Health and Safety The Company is committed to maintaining a safe and healthy workplace. To do so, we must follow safe working procedures at all times and actively work to prevent accidents. If you are aware of unsafe working conditions or have a safety concern, report it immediately to your supervisor or the Legal Department. Workplace Violence The Company expects all employees to maintain a violence-free work environment. The Company does not tolerate violent behavior or threats of violence. Employees should report acts or threats of violence in the workplace to your supervisor or the Legal Department and, if you believe you or another person is in immediate danger, dial 911. Inside Information and Securities Trading The Company’s directors, officers and employees who have access to material, non-public information are not permitted to use that information for stock trading purposes or for any purpose unrelated to the Company's business. It is also against the law and Company policy to trade or to "tip" others who might make an investment decision based on inside company information. For example, using material, non-public information to buy or sell the Company stock, options in the Company stock or the stock of any Company supplier, customer or competitor is prohibited. The consequences of insider trading violations can be severe. These rules also apply to the use of material, non-public information about other companies (including, for example, our customers, competitors and potential business partners). In addition to employees, these rules apply to an employee's spouse, children, parents, siblings, mothers and fathers-in law, sons and daughters-in law and brothers and sisters-in law as well as any other family members living in the employee's home. If you have any questions about whether a particular transaction may constitute insider trading, you should consult the Company’s Insider Trading Policy and/or the Legal Department prior to trading. Company Books and Records, Including Financial Statements & Record Retention All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must both conform to applicable legal requirements and accounting practices and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation. If you believe that the Company’s books, records, accounts and financial statements are not in accord with these requirements, you should immediately report the matter to your supervisor or the Legal Department.

5 The Company is committed to compliance with all applicable laws and regulations relating to the preservation of records, and records should always be retained or destroyed according to the Company’s record retention policies. In addition, destruction of records relevant to litigation or investigations, even if inadvertent, could seriously prejudice the Company. Accordingly, please consult the Legal Department in the event of record retention questions related to pending or threatened litigation or governmental investigation. Improper Influence on Conduct of Audits No director or officer, or any other person acting under the direction thereof, shall directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence any public or certified public accountant engaged in the performance of an audit or review of the financial statements of the Company. Any person who believes such improper influence is being exerted should report such action to such person’s supervisor, or if that is impractical under the circumstances, to the Legal Department. Types of conduct that could constitute improper influence include, but are not limited to, directly or indirectly: • Offering or paying bribes or other financial incentives, including future employment or contracts for non-audit services; • Providing an auditor with an inaccurate or misleading legal analysis; • Threatening to cancel or canceling existing non-audit or audit engagements if the auditor objects to the Company’s accounting; • Seeking to have a partner removed from the audit engagement because the partner objects to the Company’s accounting; • Blackmailing; and • Making physical threats. Anti-Corruption Laws The Company complies with the anti-corruption laws of the countries in which it does business, including the U.S. Foreign Corrupt Practices Act (the “FCPA”). Directors, officers, employees and Company agents must not directly or indirectly give anything of value to government officials, including employees of state-owned enterprises, foreign officials, or foreign political candidates or parties. A foreign official is an officer or employee of a government or any department, agency or instrumentality thereof, or of certain international agencies, such as the World Bank or the United Nations, or any person acting in an official capacity on behalf of one of those entities. Officials of government-owned corporations are considered to be foreign officials. These requirements apply both to Company employees and agents, such as third-party sales representatives, no matter where they are doing business. If you are authorized to engage agents, you are responsible for ensuring they are reputable and for obtaining a written agreement to uphold the Company’s standards in this area.

6 Entertainment, Gifts and Gratuities When Company employees, officers and directors are involved in making business decisions on behalf of the Company, their decisions must be based on objectivity of judgment. Individuals interacting with any person who has business dealings with the Company (including companies with which the Company does business, competitors, contractors and consultants) must conduct such activities in the best interest of the Company. Company employees, officers and directors must not accept any gifts, entertainment or gratuities that could influence or be perceived to influence decisions about the Company’s best interests. Company employees, officers and directors must not accept any gifts, entertainment or gratuities that could influence or be perceived to influence their business decisions on behalf of the Company. They must never request or ask for gifts, entertainment or any other business courtesies from people doing business with the Company. Unsolicited gifts and business courtesies, including meals and entertainment, are permissible if they are customary and commonly accepted business courtesies; are not excessive in value; and are given and accepted without an express or implied understanding that the individual is in any way obligated by his or her acceptance of the gift. Gifts that are outside these guidelines may not be accepted without the prior written approval of the Legal Department. Gifts of cash or cash equivalents (including gift certificates, securities, below-market loans, etc.) in any amount are prohibited and must be returned promptly to the donor. Loans (not including loans at market rates from financial institutions made in the ordinary course of business) from any counterparty, or entity in which the Company has an interest, are prohibited. When the Company is providing a gift, entertainment or other accommodation in connection with Company business, it must do so in a manner that is in good taste and without excessive expense. Company employees, officers and directors may not furnish or offer to furnish any gift that goes beyond the common courtesies associated with accepted business practices or that are excessive in value. The above guidelines for receiving gifts should be followed in determining when it is appropriate to give gifts and when prior written approval is necessary. Companies with which the Company does business likely have gift and entertainment policies of their own, and Company employees, officers and directors must not provide gifts or entertainment that violates the other company’s gift and entertainment policy. There are strict laws that govern providing gifts, including meals, entertainment, transportation and lodging, to government officials and employees. See “Anti-Corruption Laws.” Giving or receiving any payment or gift in the nature of a bribe or kickback is absolutely prohibited. Company employees, officers and directors who face a situation where declining the acceptance of a gift may jeopardize a Company relationship or who are requested to pay a bribe or provide a kickback must immediately report the situation to the Legal Department. Lobbying Activities Laws of some jurisdictions require registration and reporting by anyone who engages in a lobbying activity. Generally, lobbying includes: (1) communicating with any member or employee of a legislative branch of government for the purpose of influencing legislation; (2) communicating with certain government officials for the purpose of influencing government action; or (3) engaging in research or other activities to support or prepare for such communication. So that the Company may comply with lobbying laws, employees, officers and directors must

7 notify the Legal Department before engaging in any activity on behalf of the Company that might be considered “lobbying” as described above. Political Contributions and Activities Laws of certain jurisdictions prohibit the use of Company funds, assets, services or facilities on behalf of a political party or candidate. Payments of corporate funds to any political party, candidate or campaign may be made only if permitted under applicable law and approved in writing and in advance by the Legal Department. REPORTING ILLEGAL OR UNETHICAL BEHAVIOR; ADMINISTRATION OF THIS CODE Reporting Illegal or Unethical Behavior Employees, officers and directors who suspect or know of violations of this Code or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to contact either their supervisor or the Legal Department. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Executive Officer or the President of the Company. Such communications will be kept confidential to the extent feasible. If the employee, officer or director is still not satisfied with the response, such person may contact any member of the Company’s Board of Directors. Accounting Complaints The Company’s policy is to comply with all applicable financial reporting and accounting regulations. If any director, officer or employee of the Company has unresolved concerns or complaints regarding potentially questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) through the Company’s third-party hotline, which is forwarded to the Chair of the Audit Committee. Subject to their legal duties, the directors will treat such submissions confidentially. Additional information regarding the Company’s third-party hotline and procedures for reporting accounting and auditing concerns may be found in the Company’s Employee Handbook. Non-Retaliation & Investigations of Suspected Violations The Company prohibits retaliation of any kind against individuals who have made good faith reports or complaints of violations of this Code or other known or suspected illegal or unethical conduct. All reported violations will be promptly investigated and treated confidentially to the greatest extent possible. It is imperative that reporting persons not conduct their own preliminary investigations. Investigations of alleged violations may involve complex legal issues, and acting on your own may compromise the integrity of an investigation and adversely affect both you and the Company. Amendment, Modification and Waiver This Code may be amended or modified by the Board of Directors of the Company. Only the Board of Directors may grant waivers of this Code. Waivers for executive officers and directors will be

8 disclosed as required by Securities and Exchange Commission rules and the Nasdaq Listing Rules. Violations Violation of this Code is grounds for disciplinary action up to and including termination of employment. Such action is in addition to any civil or criminal liability, which might be imposed by any court or regulatory agency. Seeking Guidance This Code cannot provide definitive answers to all questions. If you have questions regarding any of the policies discussed in this Code, or if you are in doubt about the best course of action in a particular situation, you should seek guidance from your supervisor, the Legal Department or the other resources identified in this Code.

9 CERTIFICATION I have read and understand the foregoing Code of Conduct and Ethics. I hereby certify that I am in compliance with the foregoing Code of Conduct and Ethics and I will comply with the Code of Conduct and Ethics in the future. I understand that any violation of the Code of Conduct and Ethics will subject me to appropriate disciplinary action, which may include demotion or discharge. _________________________________ __________________________________ Dated: Name: